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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        MORGAN STANLEY DEAN WITTER & CO.
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             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                36-3145972
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(State of Incorporation or Organization)    (IRS Employer Identification no.)

    1585 Broadway, New York, New York                    10036
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(Address of Principal Executive Offices)               (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|


Securities Act registration statement file number to which this form relates:
333-46935
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Securities to be registered pursuant to Section 12(b) of the Act:


        Title of Each Class                      Name of Each Exchange on Which
         to be so Registered                     Each Class is to be Registered
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Medium-Term Notes, Series C (Dow Jones            THE NEW YORK STOCK EXCHANGE
Industrial Average BRoad InDex Guarded
Equity-linked Securities) due April 30, 2004
("BRIDGES")



Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)




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     Item 1.   Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Medium-Term Notes, Series C (Dow Jones Industrial Average BRoad InDex Guarded Equity-linked Securities) due April 30, 2004 ("BRIDGES"). A description of the BRIDGES is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (formerly Morgan Stanley, Dean Witter, Discover & Co.) (the "Registrant") on Form S-3 (Registration No. 333-46935) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated March 26, 1998 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the BRIDGES contained in the pricing supplement dated April 23, 1998 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the BRIDGES and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the BRIDGES.


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              MORGAN STANLEY DEAN WITTER & CO.
                                              (Registrant)


Date: April 23, 1998                          By: /s/ Ronald T. Carman
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                                                   Name:  Ronald T. Carman
                                                   Title: Assistant Secretary


                                INDEX TO EXHIBITS



Exhibit No.                                                            Page No.

4.1  Proposed form of Global Note evidencing the BRIDGES                  A-1